SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 18, 2007

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

This document contains 2 pages, plus exhibit

Item 8.01: Other Events
Yadkin Valley Bank and Trust Company, a wholly owned subsidiary of Yadkin Valley Financial Corporation (NASDAQ Global Select Market: YAVY), has named Ron Jester to an expanded role within the bank’s management team. He is now responsible for the bank’s branch offices in both Elkin and Jonesville. Ron, a native of Yadkin County, has been a Yadkin Valley Bank employee for 27 years. He is a graduate of Appalachian State University, as well as both the UNC & LSU Schools of Banking. Up to this point in time, Ron had managed the bank’s Jonesville branch location.
Joe Johnson, Yadkin Valley Bank’s Regional President, stated “We’re extremely fortunate to have someone with Ron’s market presence and experience to move into this position. He has a loyal following in the local market and is a tremendous asset of our bank. I have had the pleasure of working with Ron during my 10 year tenure with Yadkin Valley Bank. He is an excellent manager, a loyal bank employee, a good family man, and a recognized community leader.”
Item 9.01: Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company

By:	\s\Edwin E. Laws Edwin E. Laws Chief Financial Officer

Date:	April 18, 2007